EXHIBIT

19

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Insider Trading Policy

Groovy Company, Inc. (GROO)  |  Annual Report on Form 10-K  |  Fiscal Year Ended December 31, 2025

OTCM PROTOCOL, INC.

A Wyoming Digital Asset Corporation

INSIDER TRADING POLICY

SEC Category 1 Issuer-Sponsored Tokenized Securities Infrastructure

https://otcm.info

Document ID	Version	Effective Date	Classification
OTCM-POL-ITP-001	1.0	January 30, 2026	Confidential

ARTICLE I: PURPOSE AND SCOPE

Section 1.1 - Purpose

This Insider Trading Policy (the “Policy”) is designed to prevent insider trading and to promote compliance with federal and state securities laws by all directors, officers, employees, contractors, and other persons associated with OTCM Protocol, Inc. (the “Company”). The Policy applies to trading in both traditional securities and ST22 Security Tokens issued through the OTCM Protocol platform.

Section 1.2 - Regulatory Framework

This Policy is adopted pursuant to and in compliance with:

Regulation	Description
Section 10(b)	Securities Exchange Act of 1934
Rule 10b-5	Prohibition on fraud in connection with securities transactions
Section 16	Reporting and short-swing profit provisions
ITSA 1984	Insider Trading Sanctions Act of 1984
ITSFEA 1988	Insider Trading and Securities Fraud Enforcement Act of 1988

SEC Joint Staff Statement	Tokenized Securities Guidance (January 28, 2026)

Section 1.3 - Scope of Covered Securities

This Policy applies to all securities and digital assets issued by or through the Company, including:

Security Type	Description
Common Stock	OTCM Protocol, Inc. common stock
Preferred Stock	All series of OTCM Protocol, Inc. preferred stock
Utility Tokens	OTCM Utility Tokens
ST22 Security Tokens	Tokens representing Series M preferred shares of issuers on OTCM Protocol
Options / Warrants	Any options, warrants, or convertible securities
Derivatives	Any derivative instruments linked to Company securities or ST22 tokens

ARTICLE II: DEFINITIONS

Section 2.1 - Key Definitions

“Blackout Period”

Any period during which trading by Covered Persons is prohibited, including quarterly blackout periods and event-specific blackout periods as described in Article V.

“Compliance Officer”

The Chief Legal Officer or such other person designated by the Board of Directors to administer this Policy.

“Covered Persons”

All directors, officers, employees, consultants, advisors, and contractors of the Company, as well as members of their immediate families and any entities controlled by such persons.

“Immediate Family”

A person’s spouse, domestic partner, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any person (other than a tenant or employee) sharing the person’s household.

“Material Nonpublic Information” (MNPI)

Information that:

•Has not been publicly disclosed through appropriate channels; AND

•A reasonable investor would consider important in making an investment decision

“Section 16 Insider”

Any director, executive officer, or beneficial owner of more than 10% of any class of equity securities of the Company.

“ST22 Security Token”

An SPL Token-2022 digital asset issued on the Solana blockchain representing a 1:1 ownership interest in Series M preferred shares held in custody by an SEC-registered transfer agent, as classified under SEC Category 1 (Issuer-Sponsored) tokenization framework.

“Trading Day”

•Traditional Securities: Any day on which national securities exchanges are open for trading

•ST22 Security Tokens: Any calendar day (tokens trade 24/7)

ARTICLE III: PROHIBITION ON INSIDER TRADING

Section 3.1 - General Prohibition

NO Covered Person shall, directly or indirectly, purchase, sell, gift, or otherwise transfer any Covered Security while in possession of Material Nonpublic Information concerning the Company, the OTCM Protocol platform, or any issuer whose securities are tokenized on the platform.

Section 3.2 - Prohibition on Tipping

NO Covered Person shall disclose (“tip”) Material Nonpublic Information to any other person, including family members, friends, business associates, or any third party, where such information may be used to trade in Covered Securities.

This prohibition applies regardless of whether the tipper receives any personal benefit from the disclosure.

Section 3.3 - Prohibition on Front-Running

NO Covered Person shall trade in ST22 Security Tokens or other Covered Securities based on knowledge of:

•Pending platform launches

•Issuer onboardings

•Liquidity events

•Other material events affecting the OTCM Protocol platform

...before such information is publicly announced.

Section 3.4 - Application to Digital Asset Transactions

For the avoidance of doubt, the prohibitions in this Article III apply equally to:

Transaction Type	Covered?
Direct purchases/sales of ST22 tokens	YES
Transactions through DEXs	YES
Transactions through AMMs/bonding curves	YES
Transfers between wallets controlled by Covered Person	YES
Liquidity provision or withdrawal	YES
Any transaction resulting in change of beneficial ownership	YES

ARTICLE IV: EXAMPLES OF MATERIAL NONPUBLIC INFORMATIO

Section 4.1 - Corporate Information

The following types of information are generally considered MNPI when not publicly disclosed:

Category	Examples
Financial	Results, projections, revenue/earnings guidance
Business	Significant contracts, partnerships, relationships
Corporate Actions	Mergers, acquisitions, divestitures
Leadership	Changes in executive leadership or Board composition
Financing	Equity or debt offerings
Legal	Significant litigation or regulatory matters
Security	Cybersecurity incidents or data breaches

Section 4.2 - Platform-Specific Information

The following OTCM Protocol platform information is considered MNPI:

Category	Examples
Launches	Pending issuer onboardings or token launches
Liquidity	Planned pool migrations or modifications
Parameters	Changes to bonding curve parameters
Technical	Smart contract upgrades or security patches
Data	Platform trading volume before public release
Regulatory	SEC communications or regulatory developments
Custody	Transfer agent relationship changes
Offerings	ICO or token offering timing and terms

Section 4.3 - Issuer-Specific Information

Covered Persons who obtain MNPI about issuers whose securities are tokenized on OTCM Protocol are prohibited from trading in the ST22 tokens of such issuers. This includes:

•Pending corporate actions affecting tokenized shares

•Financial condition or performance of the underlying issuer

•Planned delisting or detokenization

•Protective conversion trigger events

•Changes in transfer agent custody arrangements

ARTICLE V: BLACKOUT PERIODS

Section 5.1 - Quarterly Blackout Periods

Parameter	Details
Start	First day of the third month of each fiscal quarter
End	Two (2) full Trading Days after public release of quarterly/annual financial results
Applies To	Company securities and OTCM Utility Tokens

Section 5.2 - Event-Specific Blackout Periods

The Compliance Officer may impose event-specific blackout periods when MNPI exists that has not been publicly disclosed. Such blackout periods may apply to:

•Specific securities

•Specific ST22 tokens

•All Covered Securities

Covered Persons will be notified of event-specific blackout periods and the securities to which they apply.

Section 5.3 - Platform Launch Blackout Periods

All Covered Persons with knowledge of pending issuer onboardings or ST22 token launches are prohibited from trading in the affected tokens until FORTY-EIGHT (48) HOURS after the public launch announcement.

Section 5.4 - Exceptions to Blackout Periods

The following transactions are exempt from blackout period restrictions:

Exception	Notes
Rule 10b5-1 trading plans	Pre-approved plans only
Stock option exercises for cash	Sale of underlying shares NOT exempt
RSU vesting	Sale of shares received NOT exempt
Employee stock purchase plan	Purchases only
Bona fide gifts	Subject to pre-clearance

ARTICLE VI: PRE-CLEARANCE REQUIREMENTS

Section 6.1 - Persons Subject to Pre-Clearance

The following persons MUST obtain pre-clearance from the Compliance Officer before any transaction in Covered Securities:

Category	Who
Directors	All directors
Executive Officers	CEO, CFO, CTO, COO, and any C-level executives
Section 16 Insiders	All Section 16 Insiders
MNPI Access	Employees with access to MNPI regarding pending token launches
Designated Persons	Any other person designated by the Compliance Officer

Section 6.2 - Pre-Clearance Procedures

Requests must be submitted in writing (including email) to the Compliance Officer at least TWO (2) business days before the proposed transaction.

Required information:

Field	Description
Security / Token	Identity of the security or ST22 token
Transaction Type	Nature of proposed transaction (buy, sell, gift, etc.)
Quantity	Number of shares or tokens
Date	Proposed date of transaction
Wallet Address(es)	For ST22 token transactions

Section 6.3 - Clearance Period

Parameter	Value
Validity	THREE (3) Trading Days from date of clearance
Expiration	New request required if not completed within period
Revocation	Pre-clearance may be revoked at any time if circumstances change

ARTICLE VII: RULE 10b5-1 TRADING PLANS

Section 7.1 - Adoption of Trading Plans

Covered Persons may adopt written trading plans that comply with Rule 10b5-1 under the Securities Exchange Act of 1934. Such plans must be:

•Adopted during an open trading window

•Adopted when the person is NOT in possession of MNPI

•Pre-approved by the Compliance Officer

Section 7.2 - Cooling-Off Period

Person Type	Cooling-Off Period
Directors & Executive Officers	Later of: (i) 90 days after adoption/modification, OR (ii) 2 business days after Form 10-Q/10-K filing for quarter plan was adopted
Other Covered Persons	30 days

Section 7.3 - Application to ST22 Token Transactions

Rule 10b5-1 trading plans may be adopted for ST22 Security Token transactions, provided the plan specifies:

Requirement	Description
Wallet Addresses	Addresses to be used for transactions
Execution Mechanism	Specific DEX, OTCM.FUN platform, or designated broker
Automation	Automated trading through bonding curves must be specifically authorized

ARTICLE VIII: SPECIAL RULES FOR ST22 SECURITY TOKENS

Section 8.1 - 24/7 Trading Environment

ST22 Security Tokens trade continuously on blockchain-based platforms without regard to traditional market hours.

Covered Persons must exercise heightened vigilance, as the ability to trade at any time increases the risk of trading while in possession of MNPI.

Section 8.2 - Wallet Registration

Requirement	Details
What	All blockchain wallet addresses controlled by or with beneficial interest
Which Tokens	ST22 Security Tokens or OTCM Utility Tokens
Register With	Compliance Officer
Changes	Report within FORTY-EIGHT (48) HOURS

Section 8.3 - On-Chain Monitoring

The Company may implement on-chain monitoring systems to track transactions by registered wallets. Covered Persons consent to such monitoring as a condition of their relationship with the Company.

Section 8.4 - Liquidity Provision

Providing liquidity to bonding curves, AMMs, or liquidity pools for ST22 tokens is considered a TRANSACTION subject to this Policy.

Requirements:

•Must obtain pre-clearance before adding or removing liquidity

•May NOT provide/remove liquidity while in possession of MNPI

ARTICLE IX: REPORTING OBLIGATIONS

Section 9.1 - Section 16 Reporting

Section 16 Insiders must file Forms 3, 4, and 5 with the SEC as required. Transactions in ST22 Security Tokens representing equity securities of the Company ARE subject to Section 16 reporting requirements.

Section 9.2 - Internal Reporting

All Covered Persons must report to the Compliance Officer within TWO (2) business days any transaction in Covered Securities.

Required information:

Field	Description
Date	Date and nature of transaction
Security / Token	Security or token involved
Quantity	Number of shares or tokens
Price	Price per share or token

Wallet Addresses	For token transactions
Transaction Hash	For blockchain transactions

Section 9.3 - Annual Certification

All Covered Persons must certify annually that they have:

•Read and understand this Policy

•Complied with its requirements

•Will continue to comply

ARTICLE X: PENALTIES AND ENFORCEMENT

Section 10.1 - Regulatory Penalties

Insider trading violations may result in severe civil and criminal penalties:

Penalty Type	Amount / Duration
Civil Penalties	Up to 3x the profit gained or loss avoided
Criminal Fines - Individuals	Up to $5 million
Criminal Fines - Entities	Up to $25 million
Imprisonment	Up to 20 years
Officer / Director Bars	Prohibition from serving
Private Lawsuits	Civil suits by harmed investors

Section 10.2 - Company Sanctions

Violations of this Policy may result in disciplinary action by the Company:

Sanction	Description
Termination	Termination of employment or consulting relationship
Forfeiture	Forfeiture of unvested equity awards
Disgorgement	Disgorgement of trading profits
Removal	Removal from director or officer positions
Referral	Referral to regulatory authorities

ARTICLE XI: ADMINISTRATION

Section 11.1 - Compliance Officer Duties

The Compliance Officer is responsible for:

Duty	Description
Pre-Clearance	Reviewing pre-clearance requests
Blackout Periods	Determining blackout periods
Records	Maintaining records
Training	Providing training
Investigations	Investigating potential violations

Section 11.2 - Policy Amendments

This Policy may be amended at any time by the Board of Directors. Covered Persons will be notified of material amendments and must acknowledge receipt.

Section 11.3 - Questions

Contact: compliance@otcm.io

Covered Persons with questions about this Policy or the application of insider trading laws should contact the Compliance Officer.

ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge that I have received and read the OTCM Protocol, Inc. Insider Trading Policy. I understand its contents and agree to comply with all of its terms and conditions.

I understand that violation of this Policy or applicable insider trading laws may result in severe penalties, including termination of my relationship with the Company and civil and criminal liability.

I certify that I am not currently in possession of any Material Nonpublic Information concerning the Company, the OTCM Protocol platform, or any issuer whose securities are tokenized on the platform, except as previously disclosed to the Compliance Officer.

I agree to register all blockchain wallet addresses that I control or have beneficial interest in that may be used for transactions in ST22 Security Tokens or OTCM Utility Tokens.

CHIEF EXECUTIVE OFFICER	CHIEF OPERATING OFFICER
Berj Abajian	Patrick Mokros
Groovy Company, Inc. (GROO)	Groovy Company, Inc. (GROO)
Signature: /s/ Berj Abajian	Signature: /s/ Patrick Mokros

CHIEF TECHNOLOGY OFFICER	CHIEF LEGAL COUNSEL
Franjose Yglesias	Jeff Turner
Groovy Company, Inc. (GROO)	Groovy Company, Inc. (GROO)
Signature: /s/ Franjose Yglesias	Signature: /s/ Jeff Turner

VICE PRESIDENT OF ISSUER SERVICES
John Morgan
Groovy Company, Inc. (GROO)
Signature: /s/ John Morgan

OTCM Protocol, Inc.  |  A Wyoming Corporation

SEC Category 1 Issuer-Sponsored Tokenized Securities Infrastructure

Document ID: OTCM-POL-ITP-001  |  Version 1.0  |  Effective: January 30, 2026